       As filed with the Securities and Exchange Commission on July 22, 1996,
                                                    Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            -----------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            -----------------------------


                             INVISION TECHNOLOGIES, INC.
        ---------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

Delaware                                        94-3123544
- ----------------------------                    ------------------------------
State of Incorporation                          I.R.S. Employer Identification
                                                Number

                            -----------------------------
                                 3420 E. Third Avenue
                            Foster City, California 94404
                                    (415) 578-1930

        ---------------------------------------------------------------------
            (Address and telephone number of principal executive offices)

                            -----------------------------
                                Equity Incentive Plan
                          1996 Employee Stock Purchase Plan

        ---------------------------------------------------------------------
                              (Full title of the plans)

                                  Curtis P. DiSibio
                               Chief Financial Officer
                                 3420 E. Third Avenue
                            Foster City, California  94404
                                    (415) 578-1930

- ------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------------

                                      Copies to:
                                 Robert L. Jones, Esq
                       Cooley Godward Castro Huddleson & Tatum
                                Five Palo Alto Square
                                 3000 El Camino Real
                           Palo Alto, California 94306-2155
                                    (415) 843-5000
                             ----------------------------


                                                     Total Number of Pages: 7
                                                     Exhibit Index at Page: 3

                           CALCULATION OF REGISTRATION FEE



- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO                        OFFERING PRICE PER     AGGREGATE OFFERING
 BE REGISTERED                AMOUNT TO BE         SHARE (1)             PRICE (1)             AMOUNT OF
                               REGISTERED                                                   REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------
Stock Options and Common          867,167         $1.10-$10.00           $4,079,400.80          $1,406.69
Stock (par value $.001)



- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the Registrant's Common Stock on July 16, 1996, as reported on the NASDAQ National Market System/SmallCap.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
    The chart below details the calculations of the registration fee.


- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                   Number           Offering Price Per              Aggregate
Securities                        of Shares              Share                    Offering Price
- -------------------------------------------------------------------------------------------------
Shares issuable pursuant to        566,018      (a) 271,247 @ $ 1.10 per share;   (a) $298,371.70
outstanding options under                       (b) 274,880 @ $ 2.20 per share;   (b) $604,736.00
the Equity Incentive Plan                       (c)   5,227 @ $ 6.60 per share;   (c) $ 34,498.20
                                                (d)   7,273 @ $ 8.80 per share;   (d) $ 64,002.40
                                                (e)   5,573 @ $11.00 per share;   (e) $ 61,303.00
                                                (f)   1,818 @ $ 2.75 per share;   (f) $  4,999.50
Shares available for
additional grants under
the Equity Incentive Plan          151,149          151,149 @ $10.00 per share      $1,511,490.00
- -------------------------------------------------------------------------------------------------
Shares issuable pursuant to
the 1996 Employee Stock
Purchase Plan                      150,000          150,000 @ $10.00 per share      $1,500,000.00
- -------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate
Offering Price                                                                      $4,079,400.80
- -------------------------------------------------------------------------------------------------
                                                                                     x .000344827
- -------------------------------------------------------------------------------------------------
Registration Fee                                                                        $1,406.69
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                          1.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by InVision Technologies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

    (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited and unaudited financial statements for the Company's latest fiscal year for which such statements have been filed.

    (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

    (c) The description of the Company's Common Stock, which is contained in the Registration Statement Form 8-A filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                              DESCRIPTION OF SECURITIES

    Not Applicable.

                        INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation contains provisions indemnifying the directors or officers of the Company to the fullest extent permitted under Delaware General Corporation Law. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal or state securities laws.

    There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                         EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


                                          2.

                                       EXHIBITS

EXHIBIT
NUMBER

3.1(1)   Amended and Restated Certificate of Incorporation of Registrant

3.2(1)   Bylaws of Registrant

4.1(1)   Reference is made to Exhibit 3.1 and 3.2

4.2(1)   Specimen Stock Certificate

5        Opinion of Cooley Godward Castro Huddleson & Tatum

23.1     Consent of Price Waterhouse LLP

23.2     Consent of Cooley Godward Castro Huddleson & Tatum is contained in
         Exhibit 5 to this Registration Statement

24       Power of Attorney is contained on the signature pages

99.1 Equity Incentive Plan, amending and restating Company's 1991 Stock Option Plan

99.2     1996 Employee Stock Purchase Plan


- ---------------

(1) Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-
    380), as amended, filed with the Commission on April 22, 1996, through the date hereof.


                                          3.

                                     UNDERTAKINGS

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                          4.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Foster City, State of California, on July 22, 1996.


                                  INVISION TECHNOLOGIES, INC.



                                  By:  /s/ Sergio Magistri
                                      --------------------------
                                       Sergio Magistri
                                       President and Chief Executive Officer


                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sergio Magistri and Curtis P. DiSibio, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                          5.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                              TITLE                          DATE


 /s/ Sergio Magistri
- ------------------------------    President and Chief            July 22, 1996
    (Sergio Magistri)             Executive Officer


 /s/ Curtis P. DiSibio
- ------------------------------    Chief Financial Officer        July 22, 1996
    (Curtis P. DiSibio)           (Principal Financial Officer)


 /s/ Douglas P. Boyd
- ------------------------------    Director                       July 22, 1996
     (Douglas P. Boyd)


 /s/ Giovanni Lanzara
- ------------------------------    Director                       July 22, 1996
    (Giovanni Lanzara)


 /s/ Bruno Trezza
- ------------------------------    Director                       July 22, 1996
    (Bruno Trezza)



                                          6.

                                    EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION               SEQUENTIAL PAGE NUMBER

3.1(1)   Amended and Restated Certificate of Incorporation of Registrant

3.2(1)   Bylaws of Registrant

4.1(1)   Reference is made to Exhibit 3.1 and 3.2

4.2(1)   Specimen Stock Certificate

5        Opinion of Cooley Godward Castro Huddleson & Tatum

23.1     Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5 to this Registration Statement

24       Power of Attorney is contained on the signature pages

99.1     Equity Incentive Plan, amending and restating Company's
         1991 Stock Option Plan

99.2     1996 Employee Stock Purchase Plan


- ---------------

(1) Filed as an exhibit to the Registration Statement on Form S-1 (No.333-380), as amended, filed with the commission on April 22, 1996 through the date hereof.


                                          7.